Exhibit 10.1

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”), dated as of December 22, 2016, is entered into by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), MICRONET ENERTEC TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company” or a “Borrower”), and ENERTEC ELECTRONICS LTD., a corporation organized and existing under the laws of the State of Israel (“Enertec” or a “Borrower” and collectively with the Company, the “Borrowers”).

BACKGROUND

(A)	On June 30, 2016 the parties entered into a note purchase agreement (the “Original Purchase Agreement”) pursuant to which the Borrowers issued and sold to the Investor, and the Investor purchased from the Borrowers, a secured promissory note in an aggregate principal amount of $600,000 (the “Original Note”). Pursuant to the Original Note, the Borrowers shall make quarterly payments on each of (i) October 10, 2016 (which has already been made), (ii) January 10, 2017, (iii) April 10, 2017, and (iv) July 10, 2017, and the Maturity Date of the Original Note is July 10, 2017.

(B)	On October 28, 2016 the parties entered into a note purchase agreement (the “Second Purchase Agreement”) pursuant to which the Borrowers issued and sold to the Investor, and the Investor purchased from the Borrowers, a secured promissory note in an aggregate principal amount of $500,000 (the “Second Note”). Pursuant to the Second Note, the Borrowers shall make quarterly payments on each of (i) March 20, 2017, (ii) June 20, 2017, (iii) September 20, 2017, and (iv) November 20, 2017, and the Maturity Date of the Second Note is November 20, 2017.

(C)	In connection with the Original Note the parties entered in a pledge agreement and escrow deed on June 30, 2016 (collectively, the “Pledge Agreements”) pursuant to which Enertec provided a first priority lien and security interest over certain shares of Micronet Ltd. (“Micronet”) and deposited such pledged shares into a bank account in Israeli controlled by an escrow agent appointed by the parties pursuant to an escrow deed dated June 30, 2016 (the “Escrow Deed”). As of the date hereof, the number of Ordinary Shares of Micronet pledged as collateral security by Enertec in connection with both the Original Note and the Second Note is 2,700,000 (the “Micronet Stock” and collectively, along with any such additional shares of Micronet Stock as pledged from time to time in accordance with Section 1(f) of the Second Purchase Agreement, collectively, the “Pledged Shares”).

(D)	The parties desire to supplement the Second Purchase Agreement in order to provide for an additional Closing of the issuance and sale of a new Note (as defined in the Second Purchase Agreement) in the principal amount of $1,000,000 on the terms and conditions set forth herein and make other modifications to the payment terms of the Original Note and the Second Note as set forth herein.

AGREED TERMS

1.	Definitions and interpretation

1.1	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Purchase Agreement or the Second Purchase Agreement, as applicable.

2.	Additional Closing

2.1           Purchase of Note. The Investor shall purchase, and the Borrowers shall sell, a Note in the aggregate principal amount of $1,000,000, which shall be purchased for 100% of the face amount of the Note issued and sold. This Closing of the purchase and sale of this Note (the “Second Closing”) shall occur in one tranche as soon as possible after the first date that all the conditions precedent to the Closing set forth in Section 1(e) of the Second Purchase Agreement have been satisfied (or such other date as may be agreed upon by the parties) (the “Second Closing Date”), subject to the satisfaction of all the conditions precedent set forth therein and herein.

2.2          Form of Payment. Subject to the satisfaction of the terms and conditions of the Second Purchase Agreement as supplemented by this Agreement, on the Second Closing Date (i) the Investor shall deliver to the Borrowers as set forth herein the principal amount of the Notes to be issued and sold to the Investor on such Closing, and (ii) the Borrowers shall deliver to the Investor, the Notes duly executed on behalf of the Borrowers in the principal amount so purchased. The Note issued to the Investor at the Second Closing shall be in the form of Exhibit A attached to the Second Purchase Agreement, except that the Maturity Date of such Note shall be December 20, 2017 and no payments shall be due prior (other than prepayments that may be made at any time at the option of the Borrowers) to the Maturity Date.

2.3         Warrants. In connection with the Second Closing the Company shall grant to the Investor a warrant in the form of Exhibit B attached to the Second Purchase Agreement to purchase 120,000 shares of common stock of the Company at an exercise price of $3.00 per share and a term of 5 years from the date of issuance.

2.4          Fees. In connection with the Second Closing, the Borrowers shall pay to YA Global II SPV LLC (as designee of the Investor) a commitment fee in the amount equal to $100,000. 50% of the commitment fee ($50,000) shall be due and payable in cash on the Second Closing Date. The remaining $50,000 shall be paid in cash or in freely tradable shares of common stock as follows: (i) $25,000 on or before July 1, 2017, and (ii) $25,000 on or before December 31, 2017, provided that these remaining portions shall be waived if the Borrowers have repaid at least $500,000 of the principal amount of the $1,000,000 Note to be issued at the Second Closing on or before July 1, 2017.

2.5          Conditions Precedent to the Second Closing. The obligation of the Investor hereunder to purchase the Note at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the conditions precedent set forth in Section 1(e) of the Second Purchase Agreement, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion. The parties agree that clause (ii) of Section 1(e)(v) of the Second Purchase Agreement shall be satisfied by the grant of a first priority perfected lien and security interest over an additional 1,000,000 Micronet Shares (for a total of 3,700,000 Pledged Shares).

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3.	Modifications to Original Note and Second Note.

3.1           Modifications to the Original Note. The Maturity Date of the Original Note shall be amended to December 20, 2017. In addition Section (c) of the Original Note shall be deleted in its entirety and replaced with the following:

1(c) Payments of Principal and Interest. On each of (i) October 10, 20161, (ii) May 1, 2017, and (iii) September 1, 2017 (each such date, a “Payment Due Date”), the Borrowers shall make a payment to the Holder in the amount of $150,000 of Principal plus all accrued and unpaid Interest outstanding under this Note as of such payment date by wire transfer of immediately available funds to the account listed on Schedule I hereto (or to any other account specified by the Holder to the Borrowers in writing) to be received on or before such Payment Due Date.

3.2           Modifications to the Second Note. The Maturity Date of the Second Note shall be amended to December 20, 2017. In addition Section (c) of the Second Note shall be deleted in its entirety and replaced with the following:

1(c) Payments of Principal and Interest. On each of (i) May 1, 2017, and (ii) September 1, 2017 (each such date, a “Payment Due Date”), the Borrowers shall make a payment to the Holder in the amount of $150,000 of Principal plus all accrued and unpaid Interest outstanding under this Note as of such payment date by wire transfer of immediately available funds to the account listed on Schedule I hereto (or to any other account specified by the Holder to the Borrowers in writing) to be received on or before such Payment Due Date.

3.3           Consideration for Modifications. As consideration for the modifications made to the Original Note and the Second Note, the Borrowers shall to YA Global II SPV LLC (as designee of the Investor) an extension fee in the amount equal to $25,000 in cash, which shall be due and payable on or before January 10, 2017.

4.	Representations and warranties

4.1           The Borrowers represents and warrants to the Investor as of the date of this Agreement that:

(a)	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith;

(c)	the obligations assumed by the Borrowers in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms; and

[1]	For the avoidance of doubt, the October 10, 2016 payment has been paid by the Borrowers.

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5.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.	Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Second Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be signed by their duly authorized officers.

BORROWERS:

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Chairman President and CEO

ENERTEC ELECTRONICS LTD

By:	/s/ Tali Dinar
Name:	Tali Dinar
Title:	CFO of Enertec Electronics Ltd.

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager
	By:	Yorkville Advisors Global LLC
	Its:	Portfolio manager

By:	/s/ Mark Angelo
Name:	Mark Angelo
Title:	Portfolio manager

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